Exhibit 99.4

LONDIAN WASON NEW ENERGY TECH INC.

T1-7A, 1 Shenzhen Bay Plaza

No. 2233 South Keyuan Road

Nanshan District, Shenzhen, 518054

+86-0755-2878-0010

January 17, 2025

VIA EDGAR

Division of Corporation Finance

Office of the Chief Accountant

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	LONDIAN WASON NEW ENERGY TECH INC.

Draft Registration Statement on Form F-1

(CIK No. 0002006960)

Representation under Item 8.A.4 of Form 20-F

Ladies and Gentlemen:

LONDIAN WASON NEW ENERGY TECH INC. is an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Company”). In connection with the proposed initial public offering of the Company’s ordinary shares to be represented by American depositary shares (the “Offering”), the Company is submitting this letter via EDGAR to the Securities and Exchange Commission (the “Commission”) in connection with the Company’s submission of the above-referenced draft registration statement on Form F-1 (the “Draft Registration Statement”).

Item 8.A.4 of Form 20-F requires that in the case of a company’s initial public offering, the registration statement on Form F-1 shall contain audited financial statements as of a date not older than 12 months from the date of the filing. Instruction 2 to Item 8.A.4 of Form 20-F provides that “The last year of audited financial statements may not be older than 15 months at the time of the offering or listing; provided, however, that in the case of the company’s initial public offering, the audited financial statements also shall be as of a date not older than 12 months at the time the document is filed. In such cases, the audited financial statements may cover a period of less than a full year.”

At the time of the Company’s initial confidential submission on July 31, 2024, the Company’s Draft Registration Statement contained audited financial statements for the year ended December 31, 2023 prepared in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”). The Company’s audited financial statements for the year ended December 31, 2024 will not be available until mid-April 2025.

In light of the above, the Company is submitting this letter pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

The Company hereby represents to the Commission that:

1.	The Company is not required by any jurisdiction outside the United States to comply with a requirement to issue financial statements 12 months after the Company’s year end.

2.	Compliance with Item 8.A.4 of Form 20-F is impracticable and involves undue hardship for the Company.

3.	The Company does not anticipate that its audited financial statements for the year ended December 31, 2024 will be available until mid-April 2025.

4.	In no event will the Company seek effectiveness of the Registration Statement if its audited financial statements are older than 15 months at the time of the Offering.

The Company is submitting this letter as an exhibit to the Draft Registration Statement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

If you have any questions regarding the foregoing, please contact Hao Shen, the Company’s CFO, at +86 137 6014 9413 (cecil.shen@londianwason.com), or the Company’s counsel Li He at +852 2533-3306 (li.he@davispolk.com).

Thanks for your time and attention.

* * *

Very truly yours,

LONDIAN WASON NEW ENERGY TECH INC.

By:	/s/ Hao Shen
Name: Hao Shen
Title: Chief Financial Officer

cc:	Mr. Xiangxin Zeng, Chairman of the Board, Co-Chief Executive Officer

LONDIAN WASON NEW ENERGY TECH INC.

Mr. Guanran Wang, Co-Chief Executive Officer

LONDIAN WASON NEW ENERGY TECH INC.

Ms. Shuang Zhao, Partner

Cleary Gottlieb Steen & Hamilton LLP

Mr. Eric Feng Xie, Partner

Ernst & Young Hua Ming LLP